Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-211743) pertaining to the 2016 Performance Equity Plan of Cimpress N.V.
(2)	Registration Statement (Form S-8 No. 333-133797) pertaining to the Amended and Restated 2005 Equity Incentive Plan of Cimpress N.V.
(3)	Registration Statement (Form S-8 No. 333-147753) pertaining to the 2005 Non-Employee Directors’ Share Option Plan of Cimpress N.V.
(4)	Registration Statement (Form S-8 No. 333-176421) pertaining to the 2011 Equity Incentive Plan of Cimpress N.V.
of our report dated August 15, 2014 (except for Notes 9 and 17, as to which the date is August 12, 2016), with respect to the consolidated financial statements of Cimpress N.V. (formerly known as Vistaprint N.V.), included in this Annual Report (Form 10-K) of Cimpress N.V. for the year ended June 30, 2016.

/s/ Ernst & Young LLP
Boston, Massachusetts
August 12, 2016